Exhibit 1

Appendix 3B
New issue announcement

Rule 2.7, 3.10.3, 3.10.4, 3.10.5

Appendix 3B

New issue announcement,

application for quotation of additional securities

and agreement

Information or documents not available now must be given to ASX as soon as available.  Information and documents given to ASX become ASX’s property and may be made public.

Introduced 1/7/96.  Origin: Appendix 5.  Amended 1/7/98, 1/9/99, 1/7/2000, 30/9/2001, 11/3/2002, 1/1/2003.

Name of entity

Westpac Banking Corporation

ABN

33 007 457 141

We (the entity) give ASX the following information.

Part 1 - All issues

You must complete the relevant sections (attach sheets if there is not enough space).

1	+Class of +securities issued or to be issued	Fully Paid Ordinary Shares

2	Number of +securities issued or to be issued (if known) or maximum number which may be issued	2,585,287

3

Principal terms of the +securities (eg, if options, exercise price and expiry date; if partly paid +securities, the amount outstanding and due dates for payment; if +convertible securities, the conversion price and dates for conversion)

		Ordinary Shares

+ See chapter 19 for defined terms.

4	Do the +securities rank equally in all respects from the date of allotment with an existing +class of quoted +securities?	Yes

If the additional securities do not rank equally, please state:

•     the date from which they do

•      the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment

•     the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment

5	Issue price or consideration	$20.30

6	Purpose of the issue (If issued as consideration for the acquisition of assets, clearly identify those assets)	The shares were issued as consideration for the acquisition of the remaining 49% of Hastings Funds Management Limited (“HFML”). The Company acquired the initial 51% of HFML in 2002.

7	Dates of entering +securities into uncertificated holdings or despatch of certificates	4 November 2005

+ See chapter 19 for defined terms.

		Number	+Class
8	Number and +class of all +securities quoted on ASX (including the securities in clause 2 if applicable)	1,871,338,693	Fully Paid Ordinary Shares

		600,000	Series-2003-2 Fully Paid Senior Fixed Rate Medium Term Notes ASX Stock Code WBCHB

		400,000	Series 2003-3 Fully Paid Senior Floating Rate Medium Term Notes ASX stock code WBCHC

		320,000	Series 2003-5 Fully Paid Subordinated Fixed Rate Medium Term Notes ASX Code WBCHD

		180,000	Series 2003-4 Fully Paid Subordinated Floating Rate Medium Term Notes ASX Stock Code WBCHE

		250,000	Series 2005-3 Fully Paid Subordinated Floating Rate Medium Term Notes ASX Code WBCHF

		350,000	Series 2005-2 Fully Paid Subordinated Floating Rate Medium Term Notes ASX Code WBCHG

		400,000	Series 2005-5 Fully Paid Senior Fixed Rate Medium Term Notes ASX Code WBCHH

		600,000	Series 2005-6 Fully Paid Senior Floating Rate Medium Term Notes ASX Code WBCHI

+ See chapter 19 for defined terms.

		Number	+Class
9	Number and +class of all +securities not quoted on ASX (including the securities in clause 2 if applicable)	2,962,000	Chief Executive Agreements
		2,053,181	General Management Share Option Plan
		6,017,395	Senior Officers Share Purchase Scheme
		18,969,768	Westpac Performance Plan

10	Dividend policy (in the case of a trust, distribution policy) on the increased capital (interests)	Rank equally for dividends

Part 2 - Bonus issue or pro rata issue

11	Is security holder approval required?

12	Is the issue renounceable or non-renounceable?

13	Ratio in which the +securities will be offered

14	+Class of +securities to which the offer relates

15	+Record date to determine entitlements

16	Will holdings on different registers (or subregisters) be aggregated for calculating entitlements?

17	Policy for deciding entitlements in relation to fractions

18	Names of countries in which the entity has +security holders who will not be sent new issue documents
Note: Security holders must be told how their entitlements are to be dealt with.
Cross reference: rule 7.7.

19	Closing date for receipt of acceptances or renunciations

+ See chapter 19 for defined terms.

20	Names of any underwriters

21	Amount of any underwriting fee or commission

22	Names of any brokers to the issue

23	Fee or commission payable to the broker to the issue

24	Amount of any handling fee payable to brokers who lodge acceptances or renunciations on behalf of +security holders

25	If the issue is contingent on +security holders’ approval, the date of the meeting

26	Date entitlement and acceptance form and prospectus or Product Disclosure Statement will be sent to persons entitled

27	If the entity has issued options, and the terms entitle option holders to participate on exercise, the date on which notices will be sent to option holders

28	Date rights trading will begin (if applicable)

29	Date rights trading will end (if applicable)

30	How do +security holders sell their entitlements in full through a broker?

31	How do +security holders sell part of their entitlements through a broker and accept for the balance?

+ See chapter 19 for defined terms.

32	How do +security holders dispose of their entitlements (except by sale through a broker)?

33	+Despatch date

Part 3 - Quotation of securities

You need only complete this section if you are applying for quotation of securities

34	Type of securities (tick one)

(a)	☒	Securities described in Part 1

(b)	☐

All other securities

Example: restricted securities at the end of the escrowed period, partly paid securities that become fully paid, employee incentive share securities when restriction ends, securities issued on expiry or conversion of convertible securities

Entities that have ticked box 34(a)

Additional securities forming a new class of securities

Tick to indicate you are providing the information or documents

35	☐	If the +securities are +equity securities, the names of the 20 largest holders of the additional +securities, and the number and percentage of additional +securities held by those holders

36	☐

If the +securities are +equity securities, a distribution schedule of the additional +securities setting out the number of holders in the categories
1 - 1,000
1,001 - 5,000
5,001 - 10,000
10,001 - 100,000
100,001 and over

37	☐	A copy of any trust deed for the additional +securities

+ See chapter 19 for defined terms.

Entities that have ticked box 34(b)

38	Number of securities for which +quotation is sought

39	Class of +securities for which quotation is sought

40	Do the +securities rank equally in all respects from the date of allotment with an existing +class of quoted +securities?

If the additional securities do not rank equally, please state:

•      the date from which they do

•      the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment

•      the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment

41	Reason for request for quotation now

Example: In the case of restricted securities, end of restriction period

(if issued upon conversion of another security, clearly identify that other security)

		Number	+Class
42	Number and +class of all +securities quoted on ASX (including the securities in clause 38)

+ See chapter 19 for defined terms.

Quotation agreement

1                                         +Quotation of our additional +securities is in ASX’s absolute discretion.  ASX may quote the +securities on any conditions it decides.

2                                         We warrant the following to ASX.

•                                          The issue of the +securities to be quoted complies with the law and is not for an illegal purpose.

•                                          There is no reason why those +securities should not be granted +quotation.

•                                          An offer of the +securities for sale within 12 months after their issue will not require disclosure under section 707(3) or section 1012C(6) of the Corporations Act.

Note: An entity may need to obtain appropriate warranties from subscribers for the securities in order to be able to give this warranty

•                                          Section 724 or section 1016E of the Corporations Act does not apply to any applications received by us in relation to any +securities to be quoted and that no-one has any right to return any +securities to be quoted under sections 737, 738 or 1016F of the Corporations Act at the time that we request that the +securities be quoted.

•                                          We warrant that if confirmation is required under section 1017F of the Corporations Act in relation to the +securities to be quoted, it has been provided at the time that we request that the +securities be quoted.

•                                          If we are a trust, we warrant that no person has the right to return the +securities to be quoted under section 1019B of the Corporations Act at the time that we request that the +securities be quoted.

+ See chapter 19 for defined terms.

3                                         We will indemnify ASX to the fullest extent permitted by law in respect of any claim, action or expense arising from or connected with any breach of the warranties in this agreement.

4                                         We give ASX the information and documents required by this form.  If any information or document not available now, will give it to ASX before +quotation of the +securities begins.  We acknowledge that ASX is relying on the information and documents.  We warrant that they are (will be) true and complete.

Sign here:		Date: 4 November 2005

Print name:	Emma Lawler
Secretary

== == == == ==

+ See chapter 19 for defined terms.

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

4 November 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Appendix 3B - 4 November 2005

The attached Appendix 3B shows the issue of 2,585,287 ordinary shares to Squitchy Lane Holdings Pty Ltd. The share issue is in connection with the purchase of 49% of Hastings Funds Management Limited for $86 million which is equal to the amount payable recognised in the full year accounts and includes a payment of $6 million relating to performance fees earned in the 2005 year. We have also provided a cleansing notice in accordance with section 708A(5) of the Corporations Act.

Total cash payments in connection with the acquisition equate to $33.5 million, with $52.5 million of value paid  in shares.  Note for the purposes of determining the number of shares issued, Westpac has used a share price of $20.30 per share

Yours faithfully

Emma Lawler

Head of Group Secretariat